Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Genenta Science S.p.A.

(Exact name of Registration as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value	Rule 457(c) and Rule 457(h)	2,700,000	(3)	$3.58	(3)	$9,666,000.00	$0.00014760	$1,426.71
Total Offering Amounts							$9,666,000.00		$1,426.71
Total Fee Offsets									—
Net Fee Due									$1,426.71

(1)	The ordinary shares with no par value (“Ordinary Shares”) of Genenta Science S.p.A. (the “Registrant”) registered hereby may be represented by American depositary shares (“ADSs”), each representing one Ordinary Share. The ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a registration statement on Form F-6 (File No. 333-261223).

(2)	This registration statement on Form S-8 (this “Registration Statement”) registers the maximum amount of Ordinary Shares issuable pursuant to the Registrant’s 2021 – 2025 Stock Option Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may be offered and issued to prevent dilution from share splits, share dividends, or similar transactions as provided for in the Plan. Any Ordinary Shares covered by an option granted under the Plan (or portion of an option) that terminates, expires, or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares that may be issued under the Plan.

(3)	Represents 2,700,000 Ordinary Shares issuable upon exercise of options granted under the Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices of the ADSs as quoted on the Nasdaq Capital Market on March 28, 2024, a date within five business days prior to the filing date of the Registration Statement.